                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 2054

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No.)

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement
                [ ] Confidential, for Use of the Commission Only
                        (as permitted by Rule 14a-6(e)(2)
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
      [ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            THE ARISTOTLE CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                               [X] No Fee Required

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value transaction:

5. Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

1. Amount previously paid:

2. Form, Schedule or Registration Statement No.:

3. Filing Party:

4. Date Filed:

                            THE ARISTOTLE CORPORATION

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 20, 2003

                                   ----------

To the Stockholders of
THE ARISTOTLE CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of THE ARISTOTLE CORPORATION (the "Company") will be held on Friday, June 20, 2003 at 2:00 P.M., EDT, at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut for the following purposes:

          1.   To elect eight directors of the Company;

          2. To consider and vote upon a proposal to make certain amendments to the Company's 2002 Employee, Director and Consultant Stock Plan, and to affirm the prior grants of Stock Rights made under the 2002 Plan;

          3. To vote upon a proposal to ratify the selection of independent auditors; and

          4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on April 30, 2003 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. A list of these stockholders will be available at the Company's headquarters, 96 Cummings Point Road, Stamford, Connecticut, before the Annual Meeting.

     Your attention is directed to the Proxy Statement submitted with this notice. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED FORM(S) OF PROXY AND RETURN THEM PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU OWN BOTH SHARES OF COMMON STOCK AND SERIES I PREFERRED STOCK, PLEASE COMPLETE AND RETURN EACH OF THE FORMS OF PROXY. THE WHITE FORM SHOULD BE SIGNED WITH RESPECT TO YOUR SHARES OF COMMON STOCK AND THE FORM WITH THE BLACK STRIPE SHOULD BE SIGNED WITH RESPECT TO YOUR SHARES OF SERIES I PREFERRED STOCK. IF YOU DO NOT OWN SHARES OF BOTH CLASSES OF STOCK, ONLY ONE FORM OF PROXY IS ENCLOSED, AND YOU SHOULD SIGN, DATE AND RETURN SUCH PROXY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, SUCH STOCKHOLDER MAY REVOKE SUCH PROXY AND VOTE SUCH SHARES IN PERSON. No postage need be affixed to the enclosed envelope if mailed in the United States.

                                              By Order of the Board of Directors


                                              H. William Smith
                                              Secretary

April 30, 2003

                            THE ARISTOTLE CORPORATION
                             96 Cummings Point Road
                               Stamford, CT 06902
                                 (203) 358-8000

                                   ----------

                                 PROXY STATEMENT

                                   ----------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Aristotle Corporation (the "Company") of proxies to be used at the 2003 Annual Meeting of Stockholders to be held at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut on June 20, 2003 at 2:00 P.M., EDT. In addition to solicitation of proxies by mail, the directors, officers and employees of the Company may solicit proxies personally, by telephone, facsimile or telegram. The expense of all such solicitation, including the cost of preparing, printing and mailing this Proxy Statement, will be borne by the Company. The Company will, upon request, reimburse brokers, banks or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company's shares. This Proxy Statement and the accompanying proxy and the Company's Annual Report to Stockholders, which contains financial statements for the year ended December 31, 2002, will first be mailed to stockholders of the Company on or about May 20, 2003.

     If the enclosed form(s) of proxy are signed and returned, they will be voted as directed by the stockholder. If no directions are given, proxies will be voted (i) FOR the election as directors of all of the nominees specified therein, (ii) FOR approval of the proposal to make certain amendments to the Company's 2002 Employee, Director and Consultant Stock Plan (the "2002
Plan"), and to affirm the prior grants of Stock Rights made under the 2002 Plan and (iii) FOR the ratification of the selection of KPMG LLP ("KPMG") as independent auditors for the calendar year 2003. A proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised at the meeting, by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any stockholder present at the meeting may vote personally on all matters brought before the meeting and, in that event, such stockholder's proxy will not be used at the meeting by holders of the proxy.

     Only stockholders of record as of the close of business on April 30, 2003 will be entitled to vote at the meeting. On March 31, 2003, the Company had outstanding and entitled to one vote per share, 17,031,687 shares of Common Stock, par value $.01 per share ("Common Stock"). The Company also had outstanding as of March 31, 2003, 1,046,716 shares of Series I Preferred Stock, par value $.01 per share ("Series I Preferred Stock"), currently entitled to one-half (.5) of a vote per share. Shares representing a majority of votes entitled to be cast will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     If no contrary instruction is indicated, shares represented by properly executed proxies in the accompanying form(s) of proxy will be voted by the persons designated in the printed portion thereof (i) FOR the election of the nominees named below to serve as directors for a one-year term, (ii) FOR approval of the proposal to make certain amendments to the 2002 Plan, and to affirm the prior grants of Stock Rights made under the 2002 Plan and (iii) FOR the ratification of the selection of KPMG as independent auditors for the calendar year 2003. Each director must be elected by the affirmative vote of a plurality of the votes cast at the meeting by the holders of shares of Common Stock and Series I Preferred Stock, voting together as a single class, represented in person or by proxy. Approval of the proposal to make the amendments to the 2002 Plan and to affirm the prior grants of Stock Rights requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Series I Preferred Stock, voting together as a single class, represented in person or by proxy. Approval of KPMG as independent auditors requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Series I Preferred Stock, voting together as a single class, represented in person or by proxy.

     Management does not know of any other matters to be brought before the meeting at this time; however, if any other matters are brought before the meeting, the proxy holder shall vote in his discretion with respect to the matter. In the event a stockholder specifies a different choice on the proxy, such stockholder's shares will be voted or withheld in accordance with the specifications so made. Should any nominee for director named herein become unable or unwilling to accept nomination or election, it is intended that the persons acting under proxy will vote for the election of such other person as the Board of Directors of the Company may recommend unless the number of directors is reduced by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected.

                     STOCK OWNED BY MANAGEMENT AND PRINCIPAL
                           STOCKHOLDERS OF THE COMPANY

     The following table sets forth information as of March 31, 2003 regarding beneficial ownership of the Company's capital stock by:

     o each person who owns more than 5% of the outstanding voting shares of any class of the Company;

     o    each individual who is a director of the Company;

     o the chief executive officer of the Company and the other most highly compensated executive officers of the Company (the "Named Officers"); and

     o    all Named Officers and directors of the Company as a group.

     Unless otherwise indicated, all persons listed below have sole voting and investment power with respect to their shares. In accordance with applicable securities regulations, the table below includes outstanding shares of Common Stock and Series I Preferred Stock. There are no shares of Common Stock and/or Series I Preferred Stock subject to options which are exercisable within 60 days following March 31, 2003.

        5% Stockholders, Directors            Number of Shares of Voting Stock
          and Executive Officers                     Beneficially Owned          Voting Power (1)
-------------------------------------------   --------------------------------   ----------------
5% Stockholders:
Geneve Corporation (2)                                 15,984,971                      91.1%
John J. Crawford                                          181,306(3)                      *

Directors (excluding Mr. Crawford):
John Lahey                                                  9,796(4)                      *
Steven B. Lapin                                            25,730(5)                      *
Donald T. Netter                                                0(6)                      *
Edward Netter                                          15,984,971(7)                   91.1%
Sharon M. Oster                                           111,346(8)                      *
James G. Tatum                                              8,000(9)                      *
Roy T.K. Thung                                                  0(10)                     *

Named Officers (excluding Mr. Crawford
   and Mr. Lapin):
Dean T. Johnson                                               400(11)                     *
Paul M. McDonald                                           22,878(12)                     *
W. Phillip Niemeyer                                         1,500(13)                     *
H. William Smith                                            2,000(14)                     *

All Named Officers and Directors as a Group
   (12 persons)                                        16,347,927                      92.2%

*Less than 1%

(l) This column represents voting power rather than percentage of equity interest as each share of Common Stock is entitled to one vote while each share of Series I Preferred Stock is currently entitled to one-half (.5) of a vote per share.

(2) Geneve Corporation's address is 96 Cummings Point Road, Stamford, Connecticut. Director Steven B. Lapin is the President and Chief Operating Officer of Geneve Corporation ("Geneve"), Director Edward Netter is the Chairman and Chief Executive Officer of Geneve, Director Donald T. Netter is a Senior Vice President of Geneve, Director Roy T.K. Thung is the Executive Vice President of Geneve and H. William Smith is the Vice President-Legal and Secretary of Geneve.

(3) Consists of 85,753 shares of Common Stock and 95,553 shares of Series I Preferred Stock. Mr. Crawford's address is 27 Elm Street, New Haven, Connecticut. Mr. Crawford is the beneficial owner of .5% of the outstanding shares of Common Stock and 9.1% of the outstanding shares of Series I Preferred Stock. Mr. Crawford is a director of the Company.

(4) Consists of 4,898 shares of Common Stock and 4,898 shares of Series I Preferred Stock.

(5) Consists of 15,065 shares of Common Stock and 10,665 shares of Series I Preferred Stock. Does not include any shares beneficially owned by Geneve.

(6)  Does not include any shares beneficially owned by Geneve.

(7) Consists of 15,984,971 shares beneficially owned by Geneve. Mr. Netter disclaims beneficial ownership of these shares.

(8) Consists of 18,273 shares of Common Stock and 18,273 shares of Series I Preferred Stock held by Ms. Oster directly, and 39,100 shares of Common Stock and 35,700 shares of Series I Preferred Stock held by her husband. Ms. Oster disclaims beneficial ownership of the shares held by her husband.

(9) Consists of 5,000 shares of Common Stock and 3,000 shares of Series I Preferred Stock.

(10) Does not include any shares beneficially owned by Geneve.

(11) Consists of 400 shares of Series I Preferred Stock.

(12) Consists of 11,439 shares of Common Stock and 11,439 shares of Series I Preferred Stock. Mr. McDonald was the Company's Chief Financial Officer until October 2002.

(13) Consists of 1,500 shares of Series I Preferred Stock.

(14) Consists of 2,000 shares of Common Stock. Does not include any shares beneficially owned by Geneve.

                                   PROPOSAL 1
                       NOMINEES FOR ELECTION AS DIRECTORS

     Eight directors will be elected at the meeting, each to hold office until the next annual meeting of stockholders and until such director's successor shall be elected and shall qualify.

     It is intended that shares represented by proxies will be voted for the election of the nominees named below. If at the time of the meeting any of the nominees should be unwilling or unable to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes, as the Board of Directors recommends. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve as a director.

     The persons named below have been nominated for election as directors. All of such nominees presently serve as directors of the Company.

                         Director of
                             the
                           Company
     Name          Age      Since              Positions Held with the Company
----------------   ---   -----------   -----------------------------------------------
John J. Crawford    58       1989      Director
John Lahey          56       1999      Director
Steven B. Lapin     57       1998      Director, President and Chief Operating Officer
Donald T. Netter    41       2002      Director
Edward Netter       70       1998      Director
Sharon M. Oster     54       1992      Director
James G. Tatum      61       2002      Director
Roy T.K. Thung      59       2002      Director

     JOHN J. CRAWFORD has been the President of Strategem LLC, a human resources consulting company, since January 2003. Mr. Crawford was President of the Company from April 1990 until June 2002. Mr. Crawford became Chief Executive Officer of the Company in April 1990 and retired as an officer of the Company in December 2002. Mr. Crawford served as Chairman of the Board of the Company from April 1993 through December 2002. From July 1994 through December 2000, Mr. Crawford served the Company in a part-time capacity. From January 2001 until his retirement in December 2002, Mr. Crawford served the Company in a full-time capacity. Mr. Crawford was the Chief Executive Officer of the Regional Water Authority, a utility located in New Haven, Connecticut, until December 2000. Mr. Crawford is also a member of the Board of Directors of Webster Financial Corporation, a financial holding company.

     JOHN LAHEY has been the President of Quinnipiac University, a private university located in Hamden, Connecticut, for the past 14 years. Mr. Lahey serves on the Board of Trustees of Yale-New Haven Hospital and on the Board of Directors of UIL Holdings Corporation and The United Illuminating Company, publicly-held utility companies.

     STEVEN B. LAPIN has served as President and Chief Operating Officer of the Company since June 2002. Mr. Lapin has also been the President, Chief Operating Officer and a director of Geneve, a private diversified holding company, for more than the past five years. Mr. Lapin is Vice Chairman and a director of Independence Holding Company, a publicly-held holding company engaged principally in the life and health insurance business ("IHC").

     DONALD T. NETTER, for more than the past five years, has served as Chairman and Chief Executive Officer of the managing member of the general partner of the Dolphin Limited Partnerships, investment limited partnerships. Mr. Netter has served as a Senior Vice President of Geneve for more than the past five years. Donald T. Netter is the son of Edward Netter.

     EDWARD NETTER has been Chairman, Chief Executive Officer and a director of Geneve for more than the past five years. Mr. Netter is Chairman and a director of IHC, and a director of American Independence Corp., a holding company which, through its subsidiaries, is in the insurance and reinsurance business ("AMIC").

     SHARON M. OSTER has been a Professor of Economics at the School of Organization and Management, Yale University since 1982. Ms. Oster is a director of two other publicly-held companies,

Health Care REIT, a real estate investment company, and TransPro, Inc., a manufacturer of automotive/industrial-related products.

     JAMES G. TATUM has served as a registered investment advisor for more than the past five years in Birmingham, Alabama, managing funds for individual, corporate, and trust clients. Mr. Tatum is a director of IHC.

     ROY T.K. THUNG has served as Chief Executive Officer and President of IHC since January 2000. From July 1999 through January 2000, he served as President of IHC. For more than five years prior to July 1999, Mr. Thung served as Executive Vice President and Chief Financial Officer of IHC. He has served as the Executive Vice President of Geneve for more than the past five years. Mr. Thung has served as a director of AMIC since July 2002 and as the Chief Executive Officer and President of AMIC since November 2002.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     Between January 1, 2002 and December 31, 2002, the Board of Directors of the Company met seven times. The Audit Committee of the Board, which exercises responsibility in respect of the recommendation of the Company's independent auditors, the review of such auditor's audit and recommendations concerning internal controls, met three times during that period. All members of the Audit Committee meet the independence standards of the rules promulgated by the National Association of Securities Dealers. The Audit Committee currently consists of Ms. Oster and Messrs. Lahey and Tatum. The Audit Committee has adopted a written charter. The Audit Committee's charter was attached as an exhibit to the Company's Proxy Statement/Prospectus dated May 15, 2002. The Executive Committee, which has all the powers and authority of the Board of Directors with respect to the management of the business and affairs of the Company, currently consists of Messrs. Crawford, Lapin and Edward Netter. The Executive Committee, which was formed immediately following the Merger, met three times between the date of its formation and December 31, 2002.

     Each director who has been nominated for election as a director attended at least 75% of the board meetings and committee meetings on which such director served.

     The Board of Directors does not currently have a nominating or compensation committee; such functions are performed by the Board of Directors.

                            COMPENSATION OF DIRECTORS

     Each of the three independent members of the Board of Directors, Ms. Oster and Messrs. Lahey and Tatum, receives an annual retainer of $7,500. In addition to the retainer, the chairperson and the members of the committees of the Board of Directors receive $550 and $500, respectively, for each meeting attended.

     Non-employee directors are eligible to receive grants of stock options under the 2002 Plan. The 2002 Plan provides for the automatic grant of non-qualified options to non-employee directors. Each non-employee director, upon first being elected to the Board of Directors, is eligible to receive an option to purchase 2,500 shares of Common Stock, which will vest one year after the date of the grant of the option. Additionally, the 2002 Plan provides for a grant to each non-employee director on the date of his or her reelection (provided that the director has served as a director since his or her initial election) of an option to purchase 500 shares of Common Stock, which will vest one year after the date of the grant of the option, assuming uninterrupted service on the Board of Directors. None of these options is exercisable until at least September 17, 2003. Each of Messrs. Donald T. Netter, Edward Netter and Thung, due to their positions with Geneve, have elected to waive their right to compensation as directors of the Company. During 2002, Mr. Crawford was a full-time employee of the Company and, therefore, was not entitled to additional compensation as a director. Commencing January 1, 2003, Mr. Crawford became eligible to receive both the annual retainer and meeting fees and the annual grant of stock options under the 2002 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

                               EXECUTIVE OFFICERS

     The following table sets forth the names of the Company's executive officers, who are not directors, their ages at March 31, 2003 and their positions currently held with the Company. The executive officers serve at the discretion of the Board of Directors.

       Name           Age                  Positions Held with the Company
-------------------   ---   -----------------------------------------------------------
W. Phillip Niemeyer    57   Vice President-Production Coordination, and President-Nasco
                            Division
Dean T. Johnson        47   Chief Financial Officer, and Chief Financial Officer-Nasco
                            Division
Brian R. Schlier       48   Vice President-Taxation
H. William Smith       40   Vice President, General Counsel and Secretary

     W. PHILLIP NIEMEYER has been the President-Nasco Division of the Company since September 2002. Mr. Niemeyer has been the Vice President-Production Coordination of the Company since the merger of the Company and Nasco International, Inc. ("Nasco") on June 17, 2002 (the "Merger"). Mr. Niemeyer has held various positions with Nasco for over 30 years.

     DEAN T. JOHNSON has been the Chief Financial Officer of the Company since October 2002. Mr. Johnson has been Chief Financial Officer of Nasco for more than the past five years.

     BRIAN R. SCHLIER has been the Vice President-Taxation of the Company since January 2003. Mr. Schlier has been the Vice President-Taxation of each of IHC and Geneve for more than the past five years.

     H. WILLIAM SMITH has been the Vice President, General Counsel and Secretary of the Company since July 2002. Mr. Smith has been the Vice President-Legal and Secretary of Geneve since July 2002. For more than five years prior to joining the Company, Mr. Smith practiced law with the private law firms Paul, Hastings, Janofsky & Walker LLP and Pillsbury Winthrop LLP.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for the periods indicated regarding cash and other compensation paid or awarded to the Company's chief executive officer and other executive officers whose salary and bonus exceeded $100,000 during the last three fiscal years ended December 31, 2002:

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                            -----------------------------   -----------------------------------------
                                                                            Securities
                                                                            Underlying
                                                                              Options/     LTIP         All Other
       Name and Principal Position          Year   Salary ($)   Bonus ($)      SAR (#)   Payouts $   Compensation ($)
-----------------------------------------   ----   ----------   ---------   ----------   ---------   ----------------
John J. Crawford(1)                         2002   202,083            --    190,000(7)       --          1,907(10)
   Chief Executive Officer and              2001   117,500            --     50,000(8)       --            909(10)
   Chairman of the Board                    2000    80,000(6)         --     20,000          --             --

Steven B. Lapin(2)                          2002   109,158            --    250,000          --             --
   President and Chief Operating Officer    2001        --            --         --          --             --
                                            2000        --                       --          --             --

W. Phillip Niemeyer(3)                      2002   171,781        45,000    100,000          --            960(11)
   Vice President-Production Coordination   2001        --            --         --          --             --
      and President-Nasco Division          2000        --            --         --          --             --

Dean T. Johnson(4)                          2002   107,500        25,000     50,000          --            800(12)
   Chief Financial Officer and              2001        --            --         --          --             --
   Chief Financial Officer-Nasco Division   2000        --            --         --          --             --

Paul M. McDonald(5)                         2002   112,500        25,000     27,100(9)       --          4,096(13)
   Chief Financial Officer and Secretary    2001   150,000            --     33,000(8)       --          2,954(13)
                                            2000   149,000            --     10,000          --          2,412(13)

(1)  Mr. Crawford retired as an officer of the Company in December 2002.

(2) Mr. Lapin was appointed President and Chief Operating Officer of the Company in June 2002. Amounts include payments and option grants made by the Company for the entire 2002 calendar year.

(3) Mr. Niemeyer was appointed Vice President-Production Coordination of the Company in June 2002 and President-Nasco Division in September 2002. Amounts include payments made by the Company and Nasco, and option grants made by the Company, for the entire 2002 calendar year.

(4) Mr. Johnson was appointed Chief Financial Officer of the Company in October 2002. Amounts include payments made by the Company and Nasco, and option grants made by the Company, for the entire 2002 calendar year.

(5) Mr. McDonald was Chief Financial Officer of the Company until October 2002. Mr. McDonald was Secretary of the Company until July 2002.

(6)  In year 2000, salary includes $20,000 paid in shares of Common Stock.

(7) During 2002, 56,666 of such options vested and are still outstanding. Upon Mr. Crawford's retirement in December 2002, the remaining 133,334 options issued in 2002 which had not already vested terminated and are no longer outstanding.

(8) In connection with the Merger, the Company amended the employment agreements of each of Messrs. Crawford and McDonald to reduce the stock appreciation right ("SAR") target price from $7.00 to $1.00 per share to reflect the fact that the value of each SAR's per share equivalent did not include the $6.00 value per share of Series I Preferred Stock which was issued on the date of the Merger, as a dividend on each share of Common Stock outstanding on June 10, 2002.

(9) During 2002, 8,767 of such options vested and are still outstanding. Upon Mr. McDonald's resignation, the remaining 18,333 options issued in 2002 which had not already vested were terminated and are no longer outstanding.

(10) Other compensation for Mr. Crawford is comprised of the following: in 2002, $1,907 paid for term life, AD&D and disability insurance; and in 2001, $909 paid for term life, AD&D and disability insurance.

(11) Other compensation for Mr. Niemeyer in 2002 is comprised of $960 for term life, AD&D and disability insurance.

(12) Other compensation for Mr. Johnson in 2002 is comprised of $800 paid for term life, AD&D and disability insurance.

(13) Other compensation for Mr. McDonald is comprised of the following: in 2002, $396 paid for term life, AD&D and disability insurance, and $3,700 as a Company-paid contribution to Mr. McDonald's 401(k) account; in 2001, $644 for term life, AD&D and disability insurance, and $2,310 as a Company-paid contribution to Mr. McDonald's 401(k) account; and in 2000, $549 for term life, AD&D and disability insurance, and $1,863 as a Company-paid contribution to Mr. McDonald's 401(k) account.

                                   ----------

     The Company entered into an employment agreement with Mr. Crawford effective February 1, 2001 for a term expiring December 31, 2003. The agreement provided for an annual base salary of $175,000 and any stock options and bonuses awarded by the Board of Directors in its sole discretion, including 50,000 SARs vesting ratably over the term of the agreement. Mr. Crawford retired as an officer of the Company in December 2002. The Company has no further financial obligations to Mr. Crawford under the agreement.

     The Company entered into an employment agreement with Mr. McDonald effective February 1, 2001 for a term expiring December 31, 2003. The agreement provided for an annual base salary of $150,000 and any stock options and bonuses awarded by the Board of Directors in its sole discretion, including 30,000 SARs vesting ratably over the term of the agreement. Mr. McDonald was Chief Financial Officer of the Company until October 2002. In accordance with the terms of the agreement, the Company made a lump sum payment to Mr. McDonald of $150,000 in October 2002. The Company has no further financial obligations to Mr. McDonald under the agreement.

     The Company has not entered into employment agreements with any of the other Named Officers.

     Richard J. Ciurczak was the Executive Vice President-Business Development of the Company from the date of the Merger, and President-Nasco Division from October 1996, until August 2002.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding each stock option granted to the chief executive officer and the Named Officers during the fiscal year ended December 31, 2002. No SARs were granted to any of the Named Officers during 2002.

                                                                                          Grant Date
                                             Individual Grants                              Value
                      ----------------------------------------------------------------   ------------
        (A)                (B)               (C)             (D)             (E)              (F)
                         Number of      Percentage of
                        Securities      Total Options
                        Underlying       Granted to      Exercise or                      Grant Date
                         Options        Employees in     Base Price      Expiration         Present
        Name          Granted (#)(1)   Fiscal Year (%)     ($/Sh)           Date         Value ($)(4)
-------------------   --------------   ---------------   -----------   ---------------   ------------
John J. Crawford        190,000(2)           19.6            2.95       June 16, 2007        307,800
Steven B. Lapin         250,000              25.7            2.95       June 16, 2007        405,000
W. Phillip Niemeyer     100,000              10.3            2.95       June 16, 2007        162,000
Dean T. Johnson          25,000               2.6            2.95       June 16, 2007         40,500
                         25,000               2.6            3.35      October 6, 2007        47,768
Paul M. McDonald         27,100(3)            2.8            2.95       June 16, 2007         43,902
H. William Smith         50,000               5.1            3.29       July 18, 2007         90,062

All Optionees as a
Group                   971,600             100.0            2.98          Various         1,590,172

(1) Consists of both incentive and non-incentive stock options to purchase Common Stock granted under the 2002 Plan.

(2) During 2002, 56,666 of such options vested and are still outstanding. Upon Mr. Crawford's retirement, the remaining 133,334 options issued in 2002 which had not already vested terminated and are no longer outstanding.

(3) During 2002, 8,767 of such options vested and are still outstanding. Upon Mr. McDonald's resignation, the remaining 18,333 options issued in 2002 which had not already vested were terminated and are no longer outstanding.

(4) Present value determinations were made using the Black-Scholes model of theoretical options pricing, and were based on the following assumptions:
     (A) expected volatility is based on the one year period, calculated weekly, preceding the date of grant; (B) the risk-free rate of return is based on the 10 year U.S. Treasury Note yield to maturity as at the date of grant;
     (C) dividend yield assumes that the current dividend rate paid on the Common Stock continues unchanged until the expiration date of the options; and (D) a three-year phased-in vesting period that averages two years. The actual value a Named Officer receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in column (F) of the Option/SAR Grants Table will actually be realized. No gain would be realized by a Named Officer without appreciation in the market value of the Common Stock, which would benefit all stockholders commensurately.

                     AGGREGATED OPTION/SAR EXERCISES IN LAST
                FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information regarding the aggregate number of shares underlying options and SARs exercised in 2002 and the value at December 31, 2002 of options and SARs, whether of not exercisable, held by the chief executive officer and the Named Officers:

                         Shares        Value    Number of Securities Underlying   Value of Unexercised In-The-Money
                      Acquired on    Realized     Unexercised Options/SARs at              Options/SARs at
                      Exercise (#)    ($) (1)        December 31, 2002 (#)              December 31, 2002 ($)
                      ------------   --------   -------------------------------   ---------------------------------
                                                 Exercisable   Unexercisable(4)     Exercisable   Unexercisable(7)
                                                 -----------   ----------------     -----------   ----------------
John J. Crawford        88,000(2)     297,310        --            66,666(5)            --             143,032
Steven B. Lapin             --             --        --           250,000               --             350,000
W. Phillip Niemeyer         --             --        --           100,000               --             140,000
Dean T. Johnson             --             --        --            50,000               --              60,000
Paul M. McDonald        28,739(3)      96,185        --            45,167               --             256,147
H. William Smith            --             --        --            50,000               --              53,000

(1) "Value Realized" is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options or SARs exercised, as the case may be. "Value Realized" numbers do not necessarily reflect what the holder might receive if such holder sells the shares acquired upon the option exercise, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option. "Value Realized" numbers with respect to SARs reflect what the holder received upon exercise of SARs.

(2) Includes 50,000 options and 38,000 SARs exercised in 2002. Upon exercise of the options, Mr. Crawford was issued 50,000 shares of Common Stock and 50,000 shares of Series I Preferred Stock.

(3) Includes 11,239 options and 17,500 SARs exercised in 2002. Upon exercise of the options, Mr. McDonald was issued 11,239 shares of Common Stock and 11,239 shares of Series I Preferred Stock.

(4)  No options are exercisable until September 17, 2003.

(5) Includes 10,000 options, with an exercise price of $5.88 per option, which are exercisable for one share of Common Stock and one share of Series I Preferred Stock.

(6) Includes 36,400 options, with exercise prices ranging from $4.63 per option to $6.00 per option, which are exercisable for one share of Common Stock and one share of Series I Preferred Stock.

(7) The value of unexercised, "in-the-money" options at December 31, 2002 is the difference between (a) the closing price of the Common Stock on December 31, 2002, as reported by NASDAQ ($4.35) and (b) the per share option exercise price, multiplied by the number of shares of Common Stock underlying the options; provided, that with respect to the options held by Messrs. Crawford and McDonald which are exercisable for both Common Stock and Series I Preferred Stock, the value of "in the money" options at December 31, 2002 is the difference between (a) the sum of (1) the closing price of the Common Stock on December 31, 2002, as reported by NASDAQ and
     (2) the closing price of the Series I Preferred Stock on December 31, 2002, as reported by NASDAQ ($7.90) and (b) the per share option exercise price, multiplied by the sum of the number of shares of Common Stock and Series I Preferred Stock underlying the options.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes the Company's Equity Compensation Plans as of December 31, 2002:

                                                                                                     (C)
                                                                                            Number of Securities
                                            (A)                        (B)             Remaining Available for Future
                                Number of Securities to be      Weighted-Average           Issuances under Equity
                                  Issued upon Exercise of       Exercise Price of       Compensation Plans (Excluding
                                   Outstanding Options,       Outstanding Options,         Securities Reflected in
        Plan Category            Warrants and Rights (#)     Warrants and Rights ($)   Plan Category Column (A)) (#)
-----------------------------   --------------------------   -----------------------   ------------------------------
Equity Compensation Plans
Approved by Security Holders
   1997 Plan                             111,800(1)                    5.61                            --
   2002 Plan                             716,933(2)                    2.99                       783,067
Equity Compensation Plans Not
Approved by Security Holders                  --                         --                            --
                                         -------                       ----                       -------
                                         828,733                       3.18                       783,067
                                         =======                       ====                       =======

(1) Includes 55,900 shares of Common Stock and 55,900 shares of Series I Preferred Stock to be issued upon the exercise of outstanding options granted pursuant to the Company's 1997 Employee and Director Stock Plan (the "1997 Plan"). The Company does not currently intend to grant any additional options under the 1997 Plan.

(2) Options granted under the 2002 Plan are exercisable for one share of Common Stock.

                          DEFINED BENEFIT PENSION PLAN

     The Company has a noncontributory defined benefit pension plan (the "Pension Plan") covering substantially all salaried employees, including certain Named Officers. The Pension Plan's benefits are computed based on years of service and average compensation. Average compensation is computed by averaging the employee's highest five consecutive annual salaries, up to a maximum of $180,000, in the ten years immediately before retirement. Compensation under the Pension Plan is defined as base salary including overtime, bonuses, and commissions. As of December 31, 2002, the credited years of service for Messrs. Niemeyer and Johnson were 31 years and 9 years, respectively. The remaining Named Officers are not eligible to participate in the Pension Plan. The Pension Plan benefits for single and married participants are computed as a 10-year certain and life annuity and joint-and-survivor annuity, respectively. Benefits payable under the Pension Plan are not reduced for Social Security or other offsets.

     The following table sets forth information regarding annual retirement benefits based on years of service that would be payable at normal retirement (age 65) on December 31, 2002:

                                              Years of Service
                        --------------------------------------------------------------
Final Average Pay ($)     10       15       20       25       30        35        40
---------------------   ------   ------   ------   ------   ------   -------   -------
       100,000          16,000   24,000   32,000   40,000   48,000    56,000    62,000
       120,000          19,000   29,000   39,000   49,000   58,000    68,000    74,000
       140,000          23,000   34,000   46,000   57,000   68,000    80,000    87,000
       160,000          26,000   39,000   52,000   65,000   78,000    91,000   100,000
       180,000          29,000   44,000   59,000   73,000   88,000   103,000   112,000

                         TEN-YEAR OPTION/SAR AMENDMENTS

     The following table sets forth certain information regarding the repricing of certain SARs by the Company:

                                                                                                      Length of
                                    Number of                                                         Original
                                    Securities                                                       Option Term
                                    Underlying     Market Price of   Market Price                   Remaining at
                                   Options/SARS   Stock at Time of    at Time of     New Exercise      Date of
      Name              Date        Amended (#)     Amendment ($)    Amendment ($)     Price ($)      Amendment
----------------   -------------   ------------   ----------------   -------------   ------------   ------------
John J. Crawford   June 17, 2002      50,000            8.95              7.00          1.00(1)       18 months
Paul M. McDonald   June 17, 2002      30,000            8.95              7.00          1.00(1)       18 months

(1) In connection with the Merger, the Company amended the employment agreements of each of Messrs. Crawford and McDonald to reduce the SAR target price from $7.00 to $1.00 per share to reflect the fact that the value of each SAR's per share equivalent did not include the $6.00 per share value of one share of Series I Preferred Stock which was issued on the date of the Merger as a dividend on each share of Common Stock outstanding on June 10, 2002.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of NASDAQ, has furnished the following report:

     The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors, which was attached as an exhibit to the Company's Proxy Statement/Prospectus dated May 15, 2002. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2002, the Audit Committee took the following actions:

     o Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management and KPMG, the Company's independent auditors;

     o Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     o Received written disclosures and the letter from KPMG regarding its independence as required by Independence Standards Board Standard No.
          1. The Audit Committee further discussed with KPMG their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and KPMG, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission (the "SEC").

                         Members of the Audit Committee:
                          Sharon M. Oster, Chairperson
                                   John Lahey
                                 James G. Tatum

                    CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     On August 8, 2002, the Company dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent auditors. The report of Arthur Andersen on the Company's financial statements for the fiscal year ended June 30, 2001 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal year ended June 30, 2001, and during the subsequent period through August 8, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During the fiscal year ended June 30, 2001, and during the subsequent period through August 8, 2002, there were no reportable events (as defined in Item 304(a) (1) (v) of Regulation S-K).

     The Company requested that Arthur Andersen review the foregoing and Arthur Andersen declined to review such disclosure. As a result, the Company is not filing as an exhibit hereto a letter addressed to the Securities and Exchange Commission from Arthur Andersen which would otherwise be required by Item 304(a)(3) of Regulation S-K.

     Simultaneously with the dismissal of Arthur Andersen, the Company engaged KPMG to act as its independent auditors. This action followed upon the consummation of the Merger; Nasco's historical auditors have been KPMG. During the fiscal year ended June 30, 2001 and during the subsequent period through August 8, 2002, the Company did not consult with KPMG regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or a reportable event (as defined in Item 304 (a) (1) (v) of Regulation S-K).

     The Board of Directors authorized management to dismiss Arthur Andersen and to engage KPMG as the Company's independent auditors on the date deemed appropriate by Company management. Upon consummation of the Merger, the Company changed its fiscal year to a calendar year ended December 31.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     Prior to the Merger, compensation issues were the responsibility of the Company's then-Compensation Committee of the Board of Directors. Following the Merger, the Board of Directors determined to make compensation decisions collectively, rather than delegating such responsibility to a compensation committee. The Board of Directors did not retain a compensation consultant.

     In determining the compensation of the Company's executive officers, the Board of Directors has adopted a compensation strategy which seeks to attract and retain executives of high caliber who are capable of leading the Company in a complex, competitive and changing industry by rewarding superior performance and emphasizing equity participation in order to align the interests of Company management with those of its stockholders. The principal components of the Company's executive officers' compensation are salary, annual cash bonuses and a long-term incentive component in the form of stock options. Salaries of the Company's executive officers are set at levels intended to be competitive with salaries for executives with comparable responsibilities at comparable companies. Cash bonuses and stock options are employed to enhance the competitiveness of compensation packages, to reward exemplary performance and to provide incentive for reaching further performance goals.

     The Board of Directors established a bonus pool for all of the Company's executive officers, based on the Company's performance in 2002 (including management's accomplishments in consummating the Merger and strategically planning the direction of the Company). Awards to the Company's chief executive officer primarily have been based on achievement of the Company's performance criteria, but also can be based on achievement of individual performance criteria set by the Board of Directors. Awards to the other executive officers are based on achievement of Company, individual and functional unit performance criteria. The performance of all executive officers against the applicable criteria is reviewed with the Board of Directors.

     With respect to the compensation of John J. Crawford, the Company's former chief executive officer, his annual base salary for 2002 was initially set by the Company's then-Compensation Committee at $175,000. Following the Merger, the Board of Directors set Mr. Crawford's salary for the remainder of 2002 at $225,000 per annum.

     With respect to the compensation of Steven B. Lapin, the Company's President and Chief Operating Officer since the Merger, his base salary was set at $212,000 by the Board of Directors when he joined the Company as an officer. Mr. Lapin's base salary for 2003 was increased by the Board of Directors to $235,000 as a result of his increased responsibilities following the retirement of Mr. Crawford.

     In connection with the Merger, the Board of Directors authorized the Company to amend the employment agreements of each of Messrs. Crawford and McDonald, to reduce the SAR target price from $7.00 to $1.00 per share to reflect the fact that the value of each SAR's per share equivalent did not include the $6.00 per share value of the Series I Preferred Stock which was issued on the date of the Merger as a dividend on each share of Common Stock outstanding on June 10, 2002.

                       Members of the Board of Directors:
                                John J. Crawford
                                   John Lahey
                                Steven B. Lapin
                                Donald T. Netter
                                 Edward Netter
                                Sharon M. Oster
                                 James G. Tatum
                                 Roy T.K. Thung

                                PERFORMANCE GRAPH

     The following graph shows the changes in value over the five years ending December 31, 2002 of an assumed investment of $100 in: (i) the Common Stock;
(ii) the stocks that comprise The Nasdaq Stock Market (U.S.) Index; and (iii) a peer group index constructed by the Company (the "Peer Group"). The Peer Group is comprised of: Nobel Learning Communities, Inc. (NLCI), Plato Learning, Inc.
(TUTR), Renaissance Learning, Inc. (RLRN), Scholastic Corporation (SCHL), and School Specialty, Inc. (SCHS). The table following the graph shows the value of those investments as of December 31 of each of the years indicated, as well as at June 17, 2002, the date of the Merger. The value for assumed investments depicted on the graph and in the table has been calculated assuming that cash dividends are reinvested. The Series I Preferred Stock dividend distributed on the date of the Merger is treated as a cash dividend and as reinvested.

                  COMPARISION OF 5 YEAR CUMULATIVE TOTAL RETURN
      AMONG THE ARISTOTLE CORPORATION, THE NASDAQ STOCK MARKET (U.S) INDEX
                                AND A PEER GROUP

                               [PERFORMANCE GRAPH]

                                12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   6/17/02   12/31/02
                                --------   --------   --------   --------   --------   -------   --------
Company Total Return             $100.00    $130.56    $ 83.33    $133.33    $161.11   $198.89    $286.53
Nasdaq Stock Market (US) Index    100.00     140.99     261.48     157.77     125.16    100.14      86.53
Peer Group                        100.00     201.80     141.57     251.66     267.54    232.49     181.82

                           RELATED PARTY TRANSACTIONS

     The Company and Geneve operate under cost-sharing arrangements pursuant to which certain items are allocated between the companies. During 2002, the Company paid to Geneve or accrued for payment thereto approximately $9,000 under such arrangements, and paid or accrued approximately an additional $18,000 for the first quarter of 2003. Geneve also provides the Company the use of office space at its corporate headquarters for annual consideration of $56,000, which the Company believes represents a fair market rate. In addition, certain directors, officers and/or employees of the Company or its subsidiaries, who are also directors, officers and/or employees of Geneve, received compensation and benefits from Geneve for services rendered thereto since January 1, 2002. During 2002, the Company paid to Nasco Holdings, Inc. ("NHI"), a subsidiary of Geneve, management fees of $.9 million for accounting, legal and professional services pursuant to a management agreement which terminated upon consummation of the Merger.

     The Company leases a 335,000 square foot facility from an entity 100% owned by NHI, whose sole purpose is the ownership and management of that facility. For the year ended December 31, 2002, the total rental expense paid by the Company for that facility was $.4 million. The Company utilized approximately 70,000 square feet of warehouse space in that facility during 2002. The Company sublet the remaining space to an unrelated party for which it received total rental income of $.3 million. The Company has agreed to purchase the facility at the owner's adjusted cost pursuant to an agreement entered into in connection with the Merger.


                                   PROPOSAL 2

  AMENDMENTS TO THE COMPANY'S 2002 PLAN TO LIMIT THE NUMBER OF SHARES OF COMMON
     STOCK FOR WHICH STOCK RIGHTS MAY BE GRANTED TO ANY PARTICIPANT IN ANY
    ONE YEAR PERIOD UNDER THE 2002 PLAN, AND AFFIRMATION OF PRIOR GRANTS OF
                       STOCK RIGHTS UNDER THE 2002 PLAN

     The Board of Directors has voted to approve amendments to the 2002 Plan to limit the number of shares of Common Stock with respect to which Stock Rights (i.e. incentive stock options, non-qualified stock options and stock grants) may be granted to any one Participant (i.e. employees, directors and consultants of the Company) to 400,000 shares per fiscal year. The Board of Directors has also adopted amendments providing for certain adjustments in the shares underlying Stock Rights in the case of stock dividends and stock splits.

     If approved, amendments would be made to Sections 4(c) and 23A of the 2002 Plan as set forth below.

     Section 4(c) would be amended to read as follows:

     "c. Determine the number of Shares for which a Stock Right or Stock
         Rights shall be granted, provided, however, that in no event shall Stock Rights to purchase more than 400,000 Shares be granted to any Participant in any fiscal year;"

     Section 23A would be amended by adding the following sentence to the end of such section:

     "The number of Shares subject to the limitations in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events."

     Other than as described above, the 2002 Plan has not been amended or modified in any manner and the number of shares available for awards under the 2002 Plan has not changed. A complete copy of the 2002 Plan was filed as an exhibit to the Company's Proxy Statement/Prospectus dated May 15, 2002.

     The Company is also seeking stockholder affirmation of the prior grants of Stock Rights under the 2002 Plan. A summary of the Stock Rights which have been made to the Company's former Chairman of the Board, and to the Company's President and Chief Operating Officer and the other Named Officers is contained in the executive compensation information contained in Proposal 1 under the heading "Option/SAR Grants in Last Fiscal Year." In addition, in January 2003, the Board of Directors issued Mr. Lapin, the Company's President and Chief Operating Officer, options to purchase an additional 150,000 shares of Common Stock which had a value on the grant date of $336,750 (calculated on the same basis as set forth in the "Option/SAR Grants in Last Fiscal Year" table included in Proposal 1).

     The affirmative vote of a majority of the votes present and represented and entitled to vote at the meeting is required to approve the amendments to the 2002 Plan set forth above, and to affirm the prior grants of Stock Rights under the 2002 Plan. Geneve, which owns approximately 91.1% of the outstanding voting power of the Company's equity securities as of the record date, has informed the Board of Directors that it intends to vote FOR this Proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE ADOPTION OF AMENDMENTS TO THE 2002 PLAN TO LIMIT THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH STOCK RIGHTS MAY BE GRANTED TO ANY PARTICIPANT IN ANY ONE
YEAR, AND "FOR" AFFIRMATION OF PRIOR GRANTS OF STOCK RIGHTS UNDER THE 2002 PLAN.

                                   PROPOSAL 3
                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected KPMG as the independent auditors of the Company for the year 2003. It is anticipated that representatives of KPMG, who also served as the Company's auditors from August 8, 2002 through December 31, 2002, will be present at the 2003 Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to answer any appropriate questions.

     The following table presents aggregate fees for professional audit services rendered by KPMG and Arthur Andersen for the audit of the Company's annual financial statements for 2002, and fees billed for other services rendered by KPMG and Arthur Andersen:

Audit fees, excluding audit related (1)                          $104,000
                                                                 ========
Financial information systems design and implementation               -0-
All other fees:
   Audit related fees (2)                                        $184,000
   Other non-audit services (3)                                  $124,000
                                                                 --------
Total all other fees                                             $308,000
                                                                 ========

          (1) Audit fees consist of fees billed to the Company by KPMG and Arthur Andersen for professional services for the audit of the Company's financial statements filed with the Company's Annual Report on Form 10-K, review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements.

          (2) Audit related fees consist of fees billed to the Company by KPMG and Arthur Andersen for professional services for assurance and related services that are reasonably related to the audit or review of the Company's financial statements for 2002. These services include employee benefit plan audits, reviews and consultations related to the Merger, and consultations concerning financial accounting and reporting standards.

          (3) Other non-audit services consist of fees billed to the Company by KPMG or Arthur Andersen for professional services for tax compliance, tax advice and tax planning.

     The Audit Committee has considered whether the provisions of these services are compatible with maintaining the independence of KPMG.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG AS
             THE COMPANY'S INDEPENDENT AUDITORS FOR 2003.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act, to file with the SEC and any national securities exchange on which these securities are registered, initial reports of beneficial ownership and reports of changes in beneficial ownership of equity securities of the Company. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were complied with for the fiscal year ended December 31, 2002.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
             TO BE PRESENTED AT 2004 ANNUAL MEETING OF STOCKHOLDERS

     Any proposal intended to be presented by any stockholder for action at the 2004 annual meeting of stockholders of the Company must be received by the Company not later than December 31, 2003, in order for the proposal to be considered for inclusion in the proxy statement and proxy relating to 2004 annual meeting.

     To be considered at the 2004 annual meeting, although not included in the proxy statement and proxy relating to the meeting, notice of stockholder proposals and nominations for director must be delivered to the Secretary of the Company not less than thirty (30) days nor more than ninety (90) days prior to the date of the 2004 meeting, unless notice or public disclosure of the date of the meeting occurs less than forty-five (45) days prior to the date of the meeting, in which event stockholders may deliver such notice not later than the fifteenth (15) day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Proposals received after that date will not be voted on at the 2004 annual meeting. If a proposal is received before that date, the proxies that management solicits for that meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

     Proposals should be sent to the attention of the Secretary at the Company's offices at 96 Cummings Point Road, Stamford, Connecticut 06902.

                                OTHER INFORMATION

     One or more persons will be appointed to act as the inspector of election at the 2003 Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the meeting other than that described above. As to any other business, if any, that may properly come before the meeting, the proxies will vote in accordance with their judgment.

     A copy of the Company's 2002 Annual Report to Stockholders is being sent with this Proxy Statement. If, upon receiving the Proxy Statement, you have not received the 2002 Annual Report to Stockholders, please contact H. William Smith, Vice President, General Counsel and Secretary at the Company's offices at 96 Cummings Point Road, Stamford, Connecticut, 06902, to request a copy. In


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

addition, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC, is available without charge upon written request.

                                          By Order of the Board of Directors


                                          H. William Smith
                                          Vice President, General Counsel and
                                          Secretary

April 30, 2003


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


                                   Appendix 1


                            THE ARISTOTLE CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2003

     Whether or not you expect to attend the meeting, you are urged to sign and return this proxy, which may be revoked at any time prior to its use.

     Steven B. Lapin and Dean T. Johnson, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of The Aristotle Corporation's Common Stock and Series I Preferred Stock held of record by the undersigned on April 30, 2003, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the 2003 Annual Meeting of Stockholders to be held at the Hyatt Regency Greenwich, 1800
E. Putnam Avenue, Old Greenwich, Connecticut on June 20, 2003 at 2:00 P.M. EDT, and at any adjournment thereof, which matters were unknown to the Board of Directors prior to making this solicitation, as if the undersigned were present and voting at the meeting. The undersigned hereby revokes all previous proxies.

     The shares represented by this proxy, when properly signed, will be voted as directed by the stockholder. Where no direction is given when the duly signed proxy is returned, such shares will be voted FOR all items, and in the case of other matters that legally come before the meeting, as said proxies may deem advisable.

                          CONTINUED ON THE REVERSE SIDE

             The Board of Directors recommends a vote FOR all items.

Proposal 1. ELECTION OF DIRECTORS DULY NOMINATED AND LISTED BELOW:

          For All Nominees[ ]   TO WITHHOLD AUTHORITY[ ]   Exception[ ] *

                      to vote for all nominees listed below

Nominees: John J. Crawford, John Lahey, Steven B. Lapin, Donald T. Netter, Edward Netter, Sharon M. Oster, James G. Tatum and Roy T.K. Thung

*INSTRUCTION: To withhold authority to vote for any nominee(s), write that nominee's name on the space provided below and check Exception box above.

                                   ----------

Proposal 2. AMEND THE COMPANY'S 2002 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN, AND AFFIRM THE PRIOR GRANT OF STOCK RIGHTS UNDER THE 2002 PLAN.

                  FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

Proposal 3. RATIFICATION OF APPOINTMENT OF AUDITORS: Ratify the appointment of KPMG LLP as independent auditors of the Company for calendar 2003.

                  FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

                       Please note any address changes or comments below and mark here [ ]:

                                  ----------------------------------------

                                  ----------------------------------------


DATED                    , 2003
      -------------------         ----------------------------------------
                                  Signature


                                  ----------------------------------------

                                  Signature if held jointly
                                  (NOTE: Signature(s) should agree with the name(s) stenciled hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign. For an account in the name of two or more persons, each should sign or if one signs, he or she should attach evidence of authority.)

Votes must be indicated (x) in Black or Blue ink [ ]

Mark here if you plan to attend the 2003 Annual Meeting of Stockholders [ ]

      Sign, Date and Return this Proxy Promptly Using the Enclosed Envelope


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